Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to BNP U.S. FUNDING L.L.C. or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. (or in such other name as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE ISSUER OF THE SERIES A PREFERRED SECURITIES EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940 AND SUCH SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND, IN EACH CASE, IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

Each registered holder and beneficial owner of the Series A Preferred Securities evidenced hereby is deemed to have acknowledged, represented to and agreed with the Company and the Bank (each as defined below) and the initial purchasers from the Company of such Securities as to the matters set forth in the section entitled "Notice to Investors" in the Company's Offering Memorandum dated December 1, 1997, including the matters in the legend set forth in the immediately preceding paragraph.

Certificate Number A-1             Aggregate Liquidation Preference
CUSIP NO. 05562EAA6                                    [$_________]


         CERTIFICATE FOR SERIES A PREFERRED SECURITIES OF
                      BNP U.S. FUNDING L.L.C.


           Noncumulative Preferred Securities, Series A
                  (liquidation preference $10,000
                 per Series A Preferred Security)

           BNP U.S. FUNDING L.L.C., a limited liability company formed under the laws of the State of Delaware (the "Company"), hereby certifies that Cede & Co. (the "Securityholder") is the registered owner of $___________ aggregate liquidation preference of Series A Preferred Securities of the Company representing preferred limited liability company interests in the Company, which are designated the Noncumulative Preferred Securities, Series A, liquidation preference $10,000 per Series A Preferred Security (the "Series A Preferred Securities"). The Series A Preferred Securities are fully paid and are nonassessable preferred limited liability company interests in the Company, as to which the Securityholders of the Company who hold the Series A Preferred Securities (the "Securityholders"), in their capacities as such, have no liability in excess of their obligations to make payments provided for in the L.L.C. Agreement (as defined below) and their share as provided in the L.L.C. Agreement of the Company's assets and undistributed profits (subject to their obligation to repay any funds wrongfully distributed to them), and are transferable on the books and records of the Company, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer and otherwise in accordance with the provisions of the L.L.C. Agreement. The powers, preferences and special rights and limitations of the Series A Preferred Securities are set forth in, and this certificate and the Series A Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Limited Liability Company Agreement of the Company dated as of December 5, 1997, as the same may be amended from time to time in accordance with its terms (the "L.L.C. Agreement"), authorizing the issuance of the Series A Preferred Securities and determining the powers, preferences and other special rights and limitations, regarding dividends, voting, return of capital and otherwise, and other matters relating to the Series A Preferred Securities. Capitalized terms used herein but not defined herein shall have the meaning given them in the L.L.C. Agreement. The Company will furnish a copy of the L.L.C. Agreement and the Contingent Support Agreement between the Company and BANQUE NATIONALE DE PARIS, a French societe anonyme (limited liability company), dated as of December 5, 1997 to the Securityholder without charge upon written request to the Company at its principal place of business.

           The Securityholder, by accepting this certificate, is deemed to have agreed to be bound by the provisions of the L.L.C. Agreement. Upon receipt of this certificate, the Securityholder is admitted to the Company as a Preferred Securityholder, is bound by the L.L.C. Agreement and is entitled to the benefits thereunder.

           IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by a duly authorized officer as of this fourth day of December 1997.



                                   BNP U.S. FUNDING L.L.C.



                                   By:_____________________________
                                      Name: Eric Deudon
                                      Title: President and Director



                                   By:_____________________________
                                      Name: Jean-Pierre Beck
                                      Title: Director



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